Exhibit 8.2

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017

212 450 4000

December 5, 2006

Banco Santander-Chile
Bandera 140
Santiago, Chile

Ladies and Gentlemen:

     We have acted as United States tax counsel to you in connection with the preparation of (i) a Registration Statement on Form F-3 (the “Registration Statement”) relating to the registration of debt securities (the “Debt Securities”) and shares of common stock, without par value (the “Common Stock”), including shares of Common Stock represented by American depositary shares, each representing 1,039 shares of Common Stock (“ADSs”, together with the Debt Securities and shares of Common Stock, the “Registered Securities”) and (ii) the prospectus included in the Registration Statement (the “Base Prospectus”) and a prospectus supplement dated December 5, 2006 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”) relating to the offering by Grupo Empresarial Santander, S.L. of 11,849,273,422 shares of Common Stock in the form of ADSs and up to additional 1,777,390,286 shares of Common Stock in the form of ADSs to cover over-allotments.

      We hereby confirm that the discussion set forth in the Prospectus Supplement under the heading “Taxation—Material Tax Consequences of Owning Shares of Our Common Stock or ADSs—U.S. Federal Income Tax Considerations” constitutes our opinion as to the material U.S. federal income tax consequences to U.S. holders addressed therein arising from the purchase, ownership and disposition of the Common Stock or ADSs.

     In rendering this opinion, we have examined the Registration Statement and the Prospectus and have assumed that the statements set forth in such documents are true, accurate and complete, and that the registration and offering will be consummated in the manner described in such documents. This opinion is expressed as of the date hereof, and we do not undertake to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law, or that cause any information, document, statements or facts referred to herein to become untrue or incorrect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to herein. We also consent to the references to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the General Rules and Regulations of the SEC.

Very truly yours,

/s/ Davis Polk & Wardwell